                                                                   EXHIBIT 3a(i)

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          NEW YORK TELEPHONE COMPANY

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

       WE, THE UNDERSIGNED, Ivan G. Seidenberg and Phillip M. Huston, Jr., being respectively, the Chairman of the Board and Secretary of New York Telephone Company hereby certify:

       1.  The name of the Corporation is New York Telephone Company.


       2. The Certificate of Incorporation of said corporation was filed with the Department of State on the 18th day of June, 1896.

       3. (a) The Certificate of Incorporation is amended to change the name of the corporation.
           (b) To effect the foregoing, Article First is amended to read as follows:

                 Article First: The name of the corporation is Verizon New York
                                Inc.

       4. The amendment was authorized by the written consent of the Sole Shareholder subsequent to a vote of the Board of Directors.

       IN WITNESS WHEREOF, we have signed this certificate on the 5th day of July, 2000 and we affirm the statements contained therein as true under penalties of perjury.


                        NEW YORK TELEPHONE COMPANY



                        By: /s/ Ivan G. Seidenberg
                           --------------------------------------
                                Ivan G. Seidenberg
                                Chairman of the Board, President and Chief
                                Executive Officer



                        By: /s/ Phillip M. Huston, Jr.
                           --------------------------------------
                                Phillip M. Huston, Jr.
                                Secretary

                          CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                          NEW YORK TELEPHONE COMPANY

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW














Legal Department
Bell Atlantic Corporation
1095 Avenue of the Americas, 38th Floor
New York, New York 10036